Exhibit 10.1

Dated August 18, 2023

Amendment Agreement

in respect of a

Loan Agreement (Deed)

dated 26 July 2023 and amended and restated on 8 August 2023 between

United Capital Investments London Limited

as Lender

and

Lottery.com Inc

as Borrower

White & Case llp

5 Old Broad Street

London EC2N 1DW

Table of Contents

		Page
1.	Definitions and Interpretation	1
2.	Definitions and Interpretation	1
3.	Amendments to the Loan Agreement	1
4.	Confirmations	3
5.	Representations and Warranties	3
6.	Costs and Expenses	3
7.	Incorporation of Terms	3
8.	Counterparts	3
9.	Governing Law	3
10.	Enforcement	3

(i)

This Agreement is dated August 18, 2023 and made between:

(1)	United Capital Investments London Limited, a company existing under the laws of England and Wales, company registration number 10490012, having its registered office at: 18 (2nd Floor) Savile Row, London, England, W1S 3PW, the United Kingdom (the “Lender”); and

(2)	Lottery.com, INC, a company existing under the laws of the State of Delaware, having its registered office at: 20808 State Hwy. 71W, Unit B, Spicewood, Texas 78669, the United States (the “Borrower”).

Whereas:

(A)	Reference is made to the loan agreement dated 26 July 2023 (as amended and restated on 8 August 2023) and made between the Lender and the Borrower (as may be further amended, restated, supplemented, varied or extended from time to time, the “Loan Agreement”).

(B)	The Parties wish to amend the Loan Agreement on the terms and subject to the conditions set out in this Agreement.

(C)	It is intended that this Agreement takes effect as a deed notwithstanding the fact that a party may only execute this Agreement under hand.

It is agreed as follows:

1.	Definitions and Interpretation

1.1	Interpretation

(a)	Save as defined in this Agreement, words and expressions defined in the Loan Agreement shall have the same meanings in this Agreement.

(b)	Clauses 1.2 through 1.7 and 19 (Third Party rights) of the Loan Agreement shall be deemed to be incorporated into this Agreement, save that references in the Loan Agreement to “this Agreement” shall be construed as references to this Agreement.

1.2	Definitions

In this Agreement the following expressions shall have the following meanings:

“Effective Date” means the date of this Agreement.

2.	Definitions and Interpretation

2.1	Interpretation

(a)	Save as defined in this Agreement, words and expressions defined in the Loan Agreement shall have the same meanings in this Agreement.

(b)	Clauses 1.2 (Construction) and 1.3 (Third Party rights) of the Loan Agreement shall be deemed to be incorporated into this Agreement save that references in the Loan

3.	Amendments to the Loan Agreement

3.1	Pursuant to the terms of the Loan Agreement, each Party consents to the amendments to the Loan Agreement contemplated by this Agreement.

3.2	With effect from the Effective Date paragraphs (c) and (d) of clause 9.1 (Conversion) of the Loan Agreement shall be deleted in their entirety and the following paragraphs (e) through (f) (inclusive) shall be inserted to clause 9.1 (Conversion) of the Loan Agreement instead:

“(c)	Unless paragraph (f) applies, at any time while common stock shares of the Borrower are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Lender may not hold more than 4.99% of the issued and outstanding common stock shares of the Borrower (the “Disclosure Threshold”), without acknowledging and agreeing that holding beneficial ownership above the Disclosure Threshold shall require disclosure requirements pursuant to Nasdaq and SEC rules by Borrower.

(d)	The Borrower shall not issue or sell any Shares (including shares of common stock underlying the Warrant) pursuant to this Agreement and the Lender shall not purchase or acquire any Shares pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of Shares that could be issued pursuant to this Agreement and the transactions contemplated hereby would exceed such number of shares equal to 19.99% of the Shares issued and outstanding immediately prior to the execution of this Agreement, which number of shares shall be reduced, on a share-for-share basis, by the number of shares issued or issuable pursuant to any transaction or series of transactions (including any warrants or other securities convertible into Shares) that may be aggregated with the transactions contemplated by this Agreement under applicable rules of Nasdaq (such maximum number of shares, the “Exchange Cap”), unless the Borrower’s stockholders have approved the issuance of Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of Nasdaq. The Exchange Cap shall apply during the life of the Agreement notwithstanding whether the Shares remain listed on Nasdaq.

(e)	The Parties further acknowledge that:

(i)	the Borrower may not issue or sell any Shares if such sale would result in violation of any Nasdaq rules applicable to the Borrower or its Shares; and

(ii)	any Shares issued in accordance with this Agreement or issued or issuable pursuant to any transaction or series of transactions (including any warrants or other securities convertible into Shares) that may be aggregated with the transactions contemplated by this Agreement under applicable rules of Nasdaq cannot be voted on (and any such vote will be ignored) to remove the Exchange Cap.

(f)	If there is a shareholders or similar agreement executed directly or indirectly in relation to common stock shares of the Borrower or otherwise affecting governance in relation to the Borrower (the “Relevant SHA”) that has the effect of disapplying, varying or otherwise affecting the Disclosure Threshold (as applicable)( such threshold calculated taking into account the terms of a Relevant SHA, the “SHA Threshold”), then, at any time while common stock shares of the Borrower are listed on the Nasdaq, no Lender may hold more than the SHA Threshold without acknowledging and agreeing that holding beneficial ownership above the SHA Threshold shall require disclosure pursuant to Nasdaq and SEC rules by Borrower.”

3.3	With effect from the Effective Date:

(a)	all references in the Loan Agreement to “this Agreement” shall include the Loan Agreement as amended by this Agreement; and

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(b)	the Loan Agreement and this Agreement shall be read and construed as one document and references in the Loan Agreement and in each Transaction Document shall be read and construed as references to the Loan Agreement as amended by this Agreement.

3.4	Save as amended by this Agreement, the Loan Agreement and each Transaction Document to which it is a party shall continue in full force and effect.

4.	Confirmations

4.1	The Borrower shall, at the request of the Lender, and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or intended to be effected pursuant to this Agreement.

5.	Representations and Warranties

The Borrower on the Effective Date makes the representations and warranties set out in Clause 5 (Borrower’s Representations and Warranties) of the Loan Agreement as if references to “this Agreement” in those representations were references to this Agreement.

6.	Costs and Expenses

The provisions of Clause 23 (Costs) of the Loan Agreement shall apply to this Agreement as if it were expressly set out in this Agreement with the necessary changes being made and with each reference in the Loan Agreement to “this Agreement” being construed as references to this Agreement.

7.	Incorporation of Terms

The terms of clauses 12 (Notices), 17 (Invalidity) and 22 (Remedies) of the Loan Agreement shall be deemed to be incorporated into this Agreement save that references in the Loan Agreement to “this Agreement” shall be construed as references to this Agreement.

8.	Counterparts

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.	Governing Law

This Agreement and any dispute or claim arising out of or in connection with this Agreement or their subject matter, existence, negotiation, validity, termination, enforceability or breach (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.

10.	Enforcement

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by the LCIA under the LCIA Rules (the “Rules”), which Rules are deemed to be incorporated by reference into this Clause 10. The number of arbitrators shall be one (1). The seat, or legal place, of arbitration shall be London, the United Kingdom. The language to be used in the arbitral proceedings shall be English. The Parties agree that any restriction in the Rules upon the nomination or appointment of an arbitrator by reason of nationality shall not apply to any arbitration commenced pursuant to this Clause 10. Any decision under such arbitration proceedings shall be final and binding on the Parties. The tribunal shall order an unsuccessful Party in the arbitration to pay the legal and other costs incurred in connection with the arbitration by a successful Party. Each Party consents to be joined in the arbitration commenced under the arbitration agreement set out in this Clause 10. For the avoidance of doubt, this Clause 10 constitutes each Party’s consent to joinder in writing for the purposes of the Rules. Each Party agrees to be bound by any award rendered in the arbitration, to which it was joined pursuant to this Clause 10. Each Party consents to the consolidation, in accordance with the Rules, of two (2) or more arbitrations commenced under the arbitration agreement set out in this Clause 10. For the avoidance of doubt, this Clause 10 constitutes each Party’s agreement to consolidation in writing for the purposes of the Rules.

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Borrower and is intended to be and is delivered by them as a deed on the date specified above.

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Signatories

The Borrower

Executed as a deed by
Lottery.com Inc
/s/ Paul Jordan
	By:	Paul Jordan

The Lender

Executed as a deed by
United Capital Investments London Limited
/s/ Barney Battles
	By:	Barney Battles

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